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SUBSIDIARIES  OF  REGISTRANT

                              Jurisdiction             %  Of
Names Under                        of                Stock Owned                   Other
Name of Subsidiary           Incorporation             By Parent             Which Do Business
---------------------------  -------------  ----------------------------  --------------------------
Alchem Capital               DE             100% owned
Corporation                                 by Delta Woodside
                                            Industries, Inc.

Delta Mills, Inc.            DE             100% owned by Alchem          Delta Mills Marketing
                                            Capital Corporation           Company; Stevcoknit
                                                                          Fabrics Company;
                                                                          Woodside Mills

Delta Merchandising, Inc.    SC             100% owned by                 Duck Head Outlet Stores
                                            Alchem Capital Corporation    Duck Head Clearance Stores

Duck Head Apparel            TN             100% owned by                 Duck Head Apparel Company
Company, Inc.                               Alchem Capital                Delta Apparel
                                            Corporation

Delta Consolidated           NY             100% owned by                 Delta Apparel Marketing
Corporation                                 Alchem Capital Corporation    Duck Head Marketing.

Cargud, Sociedad             Costa Rica     100% owned by
Anonima                                     Duck Head Apparel
                                            Company, Inc.

Armonia Textil, S.A.         Costa Rica     100% owned by
                                            Cargud, Sociedad
                                            Anonima

Delta Apparel Honduras,      Honduras       96% owned by Duck Head
  S. A.                                     Apparel Company, Inc.,
                                            and 1% each owned by
                                            Alchem Capital Corporation,
                                            Delta Woodside Industries,
                                            Inc., Delta Consolidated
                                            Corporation and Cargud, S.A.

Nautilus                     VA             100% owned by
International, Inc.                         Alchem Capital Corporation

 International Apparel       NY             100% owned by Alchem
Marketing Corporation.                      Capital Corporation

Delta Mills Marketing, Inc.  DE             100% owned by                 Delta Mills Sales Co.
                                            Delta Mills, Inc.             Stevcoknit Marketing Co.
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